UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2019

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange
Series G Cumulative Redeemable Preferred Stock	DLR Pr G	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock	DLR Pr I	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2019, Digital Realty Trust, Inc., which we refer to as the company, we, us or our, and DLR LLC, which together with the company, we refer to as the employer, entered into an amended and restated employment agreement, or the employment agreement, with Andrew P. Power, pursuant to which Mr. Power will continue to serve as our Chief Financial Officer. The employment agreement amends and restates Mr. Power’s current employment agreement with the employer, which is set to expire on June 30, 2019.

The employment agreement has an initial term commencing on June 18, 2019 and ending on January 1, 2022, and will automatically be extended for one additional year upon the expiration of the initial term unless either party provides notice of non-renewal to the other.
Pursuant to the employment agreement, Mr. Power’s annual base salary is $600,000 and is subject to increase, but not decrease, in the discretion of the Compensation Committee of the company’s Board of Directors.
Mr. Power is also eligible to earn an annual cash performance bonus under the company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The employment agreement provides that Mr. Power’s target and maximum annual bonuses will be 125% and 250%, respectively, of his base salary.
Mr. Power’s employment agreement provides that if his employment is terminated by the employer without “cause” or by Mr. Power for “good reason” or in the event of his death, “disability” or “retirement” (each as defined in the employment agreement), then, subject to the terms and conditions of the employment agreement, he will be entitled to certain severance payments and benefits.
Subject to the terms and conditions of the employment agreement, in the event of his retirement, Mr. Power will enter into a consulting agreement with the company pursuant to which he will provide support on matters that would normally involve the company’s Chief Financial Officer and litigation support and senior client relationship management services to the company.
The foregoing description of the employment agreement is qualified in its entirety by the full text of the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of June 18, 2019, among Digital Realty Trust, Inc., DLR LLC and Andrew P. Power.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: June 24, 2019

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Executive Vice President, General Counsel and Secretary